RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-208507

Pricing Supplement Dated February 5, 2016 To the Product Prospectus Supplement ERN-ES-1 Dated January 14, 2016, Prospectus Supplement Dated January 8, 2016, and Prospectus Dated January 8, 2016	$785,000 Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018 Royal Bank of Canada

Royal Bank of Canada is offering the Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks (the “Notes”) linked to the performance of an equally weighted Basket consisting of the common equity securities of ten publicly traded companies: BB&T Corporation, Popular, Inc., Comerica Incorporated, Fifth Third Bancorp, JPMorgan Chase & Co., Morgan Stanley, M&T Bank Corporation, The PNC Financial Services Group, Inc., U.S. Bancorp, and Wells Fargo & Company.
The CUSIP number for the Notes is 78012KLE5. The Notes do not pay interest. The Notes provide a 120% leveraged positive return if the Percentage Change of the Basket is positive, subject to the Maximum Redemption Amount of 140.50% of the principal amount of the Notes. Investors are subject to one-for-one loss of the principal amount of the Notes in percentage terms if there is a percentage decrease of more than 30% in the value of the Basket from the Pricing Date to the Valuation Date. Any payments on the Notes are subject to our credit risk.
Issue Date: February 10, 2016
Maturity Date: August 9, 2018
The Notes will not be listed on any securities exchange.
Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 8, 2016, “Risk Factors” beginning on page PS-4 of the product prospectus supplement dated January 14, 2016, and “Selected Risk Considerations” beginning on page P-6 of this pricing supplement.
The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Price to public	100%	$785,000.00
Underwriting discounts and commissions	2.50%	$19,625.00
Proceeds to Royal Bank of Canada	97.50%	$765,375.00
The initial estimated value of the Notes as of the date of this pricing supplement is $953.22 per $1,000 in principal amount, which is less than the price to public. The actual value of the Notes at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value in more detail below.
RBC Capital Markets, LLC, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $25.00 per $1,000 in principal amount of the Notes and used a portion of that commission to allow selling concessions to other dealers of up to $25.00 per $1,000 in principal amount of the Notes. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page P-15 below.
We may use this pricing supplement in the initial sale of the Notes.  In addition, RBCCM or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.
RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
SUMMARY
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.
Issuer:	Royal Bank of Canada (“Royal Bank”)
Issue:	Senior Global Medium-Term Notes, Series G
Underwriter:	RBC Capital Markets, LLC (“RBCCM”)
Reference Asset:
The Notes are linked to the value of an equally weighted basket (the “Basket”) consisting of the common equity securities of 10 publicly traded companies (each, a “Reference Stock,” and collectively, the “Reference Stocks”).  The 10 Reference Stocks, their respective Component Weights and their Initial Prices are indicated in the table below.

Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof
Pricing Date:	February 5, 2016
Issue Date:	February 10, 2016
CUSIP:	78012KLE5
Valuation Date:	August 6, 2018
Payment at Maturity (if held to maturity):
If, on the Valuation Date, the Percentage Change is positive, then the investor will receive an amount per $1,000 principal amount per Note equal to the lesser of:
1.            Principal Amount + (Principal Amount x Percentage Change x Leverage Factor) and
2.            Maximum Redemption Amount

If, on the Valuation Date, the Percentage Change is less than or equal to 0% but not by more than 30.00% (that is, the Percentage Change is between zero and -30.00%), then the investor will receive the principal amount only.

If, on the Valuation Date, the Percentage Change is less than 0% by more than 30.00% (that is, the Percentage Change is between -30.01% and -100%), then the investor will receive a cash payment equal to:
Principal Amount + (Principal Amount x Percentage Change)

Percentage Change:
The Percentage Change will equal an amount, expressed as a percentage and rounded to two decimal places, equal to the sum of the Weighted Component Changes for the Reference Stocks.  The Weighted Component Change for each Reference Stock will be determined as follows:

Initial Price:	The closing price per share of a Reference Stock on the Pricing Date
Leverage Factor:	120%
Final Price:	The closing price per share of a Reference Stock on the Valuation Date
Barrier Percentage:	30%
Maximum Redemption Amount:	140.50% multiplied by the principal amount
P-2	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
The Basket:	Reference Stock	Bloomberg Ticker	Component Weight	Initial Price

	BB&T Corporation	BBT	10.00%	$32.06
	Popular, Inc.	BPOP	10.00%	$25.08
	Comerica Incorporated	CMA	10.00%	$34.57
	Fifth Third Bancorp	FITB	10.00%	$15.33
	JPMorgan Chase & Co.	JPM	10.00%	$57.75
	Morgan Stanley	MS	10.00%	$24.35
	M&T Bank Corporation	MTB	10.00%	$107.80
	The PNC Financial Services Group, Inc.	PNC	10.00%	$83.57
	U.S. Bancorp	USB	10.00%	$40.09
	Wells Fargo & Company	WFC	10.00%	$47.86

Maturity Date:	August 9, 2018, subject to extension for market and other disruptions, as described in the product prospectus supplement dated January 14, 2016.
Term:	Approximately 2.5 years.
Principal at Risk:
The Notes are NOT principal protected.  You may lose all or a substantial portion of your principal amount at maturity if there is a percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date of more than 25%.

Calculation Agent:	RBCCM
U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 14, 2016 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBCCM (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.
Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 8, 2016).

P-3	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on pages P-2 and P-3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 14, 2016, as modified by this pricing supplement.

P-4	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
ADDITIONAL TERMS OF YOUR NOTES
You should read this pricing supplement together with the prospectus dated January 8, 2016, as supplemented by the prospectus supplement dated January 8, 2016 and the product prospectus supplement dated January 14, 2016, relating to our Senior Global Medium-Term Notes, Series G, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.  The Notes vary from the terms described in the product prospectus supplement in several important ways.  You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 8, 2016 and in the product prospectus supplement dated January 14, 2016, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
Prospectus dated January 8, 2016:
http://www.sec.gov/Archives/edgar/data/1000275/000121465916008810/j18160424b3.htm
Prospectus Supplement dated January 8, 2016:
https://www.sec.gov/Archives/edgar/data/1000275/000121465916008811/p14150424b3.htm
Product Prospectus Supplement ERN-ES-1 dated January 14, 2016:
https://www.sec.gov/Archives/edgar/data/1000275/000114036116047764/form424b5.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this pricing supplement, “we,” “us,” or “our” refers to Royal Bank of Canada.
P-5	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
HYPOTHETICAL RETURNS
The examples set out below are included for illustration purposes only. The hypothetical Percentage Changes of the Basket used to illustrate the calculation of the Payment at Maturity (rounded to two decimal places) are not estimates or forecasts of the price of any Reference Stock, or the value of the Basket, on any trading day prior to the Maturity Date. All examples are based on the Barrier Percentage of 30%, the Leverage Factor of 120%, a Maximum Redemption Amount of 140.50% of the principal amount, and assume that a holder purchased Notes with an aggregate principal amount of $1,000 and that no market disruption event occurs on the Valuation Date.
Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive.
	Percentage Change:	10%
	Payment at Maturity:	$1,000 + ($1,000 x 10% x 120%) = $1,000 + $120 = $1,120.00
	On a $1,000 investment, a 10% Percentage Change results in a Payment at Maturity of $1,120.00, a 12.00% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive and the Payment at Maturity is subject to the Maximum Redemption Amount.
	Percentage Change:	40%
	Payment at Maturity:	$1,000 + ($1,000 x 40% x 120%) = $1,000 + $480 = $1,480.00 However, the Maximum Redemption Amount is $1,405.00
	On a $1,000 investment, a 40% Percentage Change results in a Payment at Maturity of $1,405.00, a 40.50% return on the Notes.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative (but not by more than the Barrier Percentage).
	Percentage Change:	-8%
	Payment at Maturity:
In this case, even though the Percentage Change is negative, you will receive the principal amount of your Notes at maturity, because the Percentage Change is not negative by more than the Barrier Percentage of 30%.

	In this case, on a $1,000 investment, a -8% Percentage Change results in a Payment at Maturity of $1,000.00, a 0.00% return on the Notes.

Example 4—	Calculation of the Payment at Maturity where the Percentage Change is negative (by more than the Barrier Percentage).
	Percentage Change:	-40%
	Payment at Maturity:	$1,000 + ($1,000 x -40%) = $1,000 - $400 = $600.00
	In this case, on a $1,000 investment, a -40% Percentage Change results in a Payment at Maturity of $600.00, a -40.00% return on the Notes.
P-6	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
SELECTED RISK CONSIDERATIONS
An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Reference Stocks.  These risks are explained in more detail in the section “Risk Factors” beginning on page PS-4 of the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:
•	Principal at Risk – Investors in the Notes could lose all or a substantial portion of their principal amount if there is a decline in the value of the Basket. You will lose 1% of the principal amount of your Notes for each 1% decline of the value of the Basket if the Percentage Change is more than -30%. There is no minimum payment at maturity, and you could lose your entire investment.
•	The Notes Do Not Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity – There will be no periodic interest payments on the Notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on the Notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank.
•	Your Potential Payment at Maturity Is Limited – The Notes will provide less opportunity to participate in the appreciation of the Basket than an investment in a security linked to the Basket providing full participation in the appreciation, because the payment at maturity will not exceed the Maximum Redemption Amount. Accordingly, your return on the Notes may be less than your return would be if you made an investment in the Reference Stocks or in a security directly linked to the positive performance of the Basket.
•	Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes – The Notes are Royal Bank’s senior unsecured debt securities. As a result, your receipt of the amount due on the maturity date is dependent upon Royal Bank’s ability to repay its obligations at that time. This will be the case even if the value of the Basket increases after the Pricing Date. No assurance can be given as to what our financial condition will be at the maturity of the Notes.
•	There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses – There may be little or no secondary market for the Notes. The Notes will not be listed on any securities exchange. RBCCM and other affiliates of Royal Bank may make a market for the Notes; however, they are not required to do so. RBCCM or any other affiliate of Royal Bank may stop any market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Notes in any secondary market could be substantial.
•	You Will Not Have Any Rights to the Reference Stocks – As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Stocks would have. The final value of the Basket will not reflect any dividends paid on the Reference Stocks.
•	The Initial Estimated Value of the Notes Is Less than the Price to the Public. – The initial estimated value set forth on the cover page of this pricing supplement does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the Notes in any secondary market (if any exists) at any time. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the value of the Basket, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the underwriting discount and the estimated costs relating to our hedging of the Notes. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price, as any
P-7	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
such sale price would not be expected to include the underwriting discount and the hedging costs relating to the Notes. In addition to bid-ask spreads, the value of the Notes determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the Notes and determine the initial estimated value.  As a result, the secondary price will be less than if the internal funding rate was used.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.
•	The Initial Estimated Value of the Notes Is an Estimate Only, Calculated as of the Time the Terms of the Notes Were Set – The initial estimated value of the Notes is based on the value of our obligation to make the payments on the Notes, together with the mid-market value of the derivative embedded in the terms of the Notes. See “Structuring the Notes” below. Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Notes. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the Notes or similar securities at a price that is significantly different than we do.
The value of the Notes at any time after the Pricing Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the Notes in any secondary market, if any, should be expected to differ materially from the initial estimated value of the Notes.
•	The Stocks Included in the Basket Are Concentrated in One Sector — All of the stocks included in the Basket are issued by companies in the financial sector. Although an investment in the Notes will not give holders any ownership or other direct interests in the Reference Stocks, the return on an investment in the Notes will be subject to certain risks associated with a direct equity investment in companies in the financial services sector. Accordingly, by investing in the Notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.
•	Adverse Conditions in the Financial Sector May Reduce Your Return on the Notes — All of the Reference Stocks are issued by companies whose primary lines of business are directly associated with the financial services sector. The profitability of these companies is largely dependent on the availability and cost of capital funds, and can fluctuate significantly, particularly when market interest rates change. Credit losses resulting from financial difficulties of these companies’ customers can negatively impact the sector. In addition, adverse economic, business, or political developments affecting the U.S., including with respect to the insurance sector, or to real estate and loans secured by real estate, could have a major effect on the value of the Basket. As a result of these factors, the value of the Notes may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the financial services sector.
•	Economic Conditions Have Adversely Impacted the Stock Prices of Many Companies in the Financial Services Sector, and May Do So During the Term of the Notes — In recent years, economic conditions in the U.S. have resulted, and may continue to result, in significant losses among many companies that operate in the financial services sector. These conditions have also resulted, and may continue to result, in a high degree of volatility in the stock prices of financial institutions, and substantial fluctuations in the profitability of these companies. Numerous financial services companies have experienced substantial decreases in the value of their assets, taken action to raise capital (including the issuance of debt or equity securities), or even ceased operations. Further, companies in the financial services sector have been subject to unprecedented government actions and regulation, which may limit the scope of their operations and, in turn, result in a decrease in value of these companies. Any of these factors may have an adverse impact on the performance of the Basket. As a result, the value of the Basket may be adversely affected by economic, political, or regulatory events affecting the financial services sector or one of the sub-sectors of the financial services sector. This in turn could adversely impact the market value of the Notes and decrease the Payment at Maturity.
P-8	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
•	Market Disruption Events and Adjustments — The payment at maturity and the Valuation Date are subject to adjustment as described in the product prospectus supplement. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement.
P-9	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS
The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”).  This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov.
The following information regarding each issuer of the Reference Stocks is derived from publicly available information.
We have not made any investigation as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
•	BB&T Corporation operates banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Kentucky, Alabama, Indiana, Washington D.C., Florida, Tennessee and Texas. The company offers commercial and retail banking services. Its common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “BBT.”
•	Popular, Inc. is a bank holding company that provides commercial banking services through branches in Puerto Rico, the British Virgin Islands, the Dominican Republic, and the United States mainland. Its common stock trades on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “BPOP.”
•	Comerica Incorporated is the holding company for business, individual, and investment banks with operations in the United States, Canada, and Mexico. Its common stock trades on the NYSE under the symbol “CMA.”
•	Fifth Third Bancorp is a financial services company that operates banking centers in the Midwestern and Southeastern regions of the United States. Its common stock trades on the NASDAQ under the symbol “FITB.”
•	JPMorgan Chase & Co. provides global financial services and retail banking. Its common stock trades on the NYSE under the symbol “JPM.”
•	Morgan Stanley, a bank holding company, provides financial services. Its common stock trades on the NYSE under the symbol “MS.”
•	M&TTT Bank Corporation is a bank holding company. The company, through its banking subsidiaries, offers a variety of commercial banking, trust, and investment services to their customers. Its common stock trades on the NYSE under the symbol “MTB.”
•	PNC Financial Services Group, Inc. is a financial services organization. The company provides regional banking, wholesale banking, and asset management services nationally. Its common stock trades on the NYSE under the symbol “PNC.”
•	U.S. Bancorp is a financial services company that provides lending and depository services, cash management, foreign exchange and trust and investment management services. Its common stock trades on the NYSE under the symbol “USB.”
•	Wells Fargo & Company is a financial services company providing banking, insurance, investments, mortgage, leasing, credit cards, and consumer finance. Its common stock trades on the NYSE under the symbol “WFC.”
P-10	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
Historical Information
The graphs below set forth the information relating to the historical performance of each of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2011 to 2015, and for the period from January 1, 2016 through February 5, 2016.
We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the Reference Stocks should not be taken as an indication of their future performance, and no assurance can be given as to the price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will result in any positive return on your initial investment.
P-11	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/31/2012	31.94	25.28	31.39
4/1/2012	6/30/2012	32.74	27.40	30.85
7/1/2012	9/30/2012	34.37	30.41	33.16
10/1/2012	12/30/2012	33.89	26.86	29.11

1/1/2013	3/30/2013	31.81	29.54	31.39
4/1/2013	6/29/2013	34.37	29.18	33.88
7/1/2013	9/28/2013	36.59	33.30	33.75
10/1/2013	12/31/2013	37.42	32.65	37.32

1/1/2014	3/28/2014	41.04	36.28	40.17
4/1/2014	6/28/2014	40.95	36.38	39.43
7/1/2014	9/30/2014	40.21	35.86	37.23
10/1/2014	12/31/2014	39.69	34.50	38.89

1/1/2015	3/31/2015	40.17	36.28	40.17
4/1/2015	6/30/2015	40.95	36.38	39.43
7/1/2015	9/30/2015	40.21	35.86	37.21
10/1/2015	12/31/2015	39.69	34.50	38.89

1/1/2016	2/5/2016	37.03	30.99	31.91
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-12	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	23.20	14.10	20.50
4/1/2012	6/29/2012	21.40	13.51	16.61
7/1/2012	9/28/2012	19.26	13.38	17.45
10/1/2012	12/31/2012	20.91	17.27	20.79

1/1/2013	3/28/2013	29.78	21.01	27.60
4/1/2013	6/28/2013	31.00	26.60	30.37
7/1/2013	9/30/2013	34.34	25.80	26.25
10/1/2013	12/31/2013	29.34	23.97	28.73

1/1/2014	3/31/2014	32.74	24.71	30.99
4/1/2014	6/30/2014	34.75	27.90	34.18
7/1/2014	9/30/2014	34.95	29.10	29.44
10/1/2014	12/31/2014	34.44	26.53	34.05

1/1/2015	3/31/2015	35.83	30.29	34.39
4/1/2015	6/30/2015	35.81	27.38	28.86
7/1/2015	9/30/2015	31.99	27.17	30.23
10/1/2015	12/31/2015	32.79	26.60	28.34

1/1/2016	2/5/2016	28.18	22.40	25.08
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-13	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/31/2012	34.00	26.25	32.36
4/1/2012	6/30/2012	32.88	27.88	30.71
7/1/2012	9/30/2012	33.38	29.32	31.05
10/1/2012	12/30/2012	32.14	27.72	30.34

1/1/2013	3/30/2013	36.99	30.73	35.95
4/1/2013	6/29/2013	40.44	33.55	39.83
7/1/2013	9/28/2013	43.49	38.56	39.31
10/1/2013	12/31/2013	48.69	38.64	47.54

1/1/2014	3/28/2014	53.50	43.96	51.80
4/1/2014	6/28/2014	52.60	45.34	50.16
7/1/2014	9/30/2014	52.72	48.33	49.86
10/1/2014	12/31/2014	50.14	42.73	46.84

1/1/2015	3/31/2015	47.94	40.09	45.13
4/1/2015	6/30/2015	53.45	44.38	51.32
7/1/2015	9/30/2015	52.93	40.01	41.10
10/1/2015	12/31/2015	47.44	39.52	41.83

1/1/2016	2/5/2016	41.74	31.92	34.57
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-14	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	14.73	12.79	14.05
4/1/2012	6/29/2012	14.66	12.04	13.40
7/1/2012	9/28/2012	15.95	13.08	15.51
10/1/2012	12/31/2012	16.15	13.75	15.19

1/1/2013	3/28/2013	16.77	15.19	16.31
4/1/2013	6/28/2013	18.73	15.64	18.05
7/1/2013	9/30/2013	19.78	17.80	18.04
10/1/2013	12/31/2013	21.13	17.49	21.03

1/1/2014	3/31/2014	23.90	20.37	22.95
4/1/2014	6/30/2014	23.40	19.82	21.35
7/1/2014	9/30/2014	21.79	19.46	20.02
10/1/2014	12/31/2014	20.82	17.66	20.38

1/1/2015	3/31/2015	20.53	17.14	18.85
4/1/2015	6/30/2015	21.90	18.63	20.82
7/1/2015	9/30/2015	21.92	18.21	18.91
10/1/2015	12/31/2015	21.13	18.16	20.10

1/1/2016	2/5/2016	19.73	14.90	15.33
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-15	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	46.49	34.01	45.98
4/1/2012	6/29/2012	46.35	30.83	35.73
7/1/2012	9/28/2012	42.09	33.10	40.48
10/1/2012	12/31/2012	44.54	38.83	43.97

1/1/2013	3/28/2013	51.00	44.20	47.46
4/1/2013	6/28/2013	55.90	46.05	52.79
7/1/2013	9/30/2013	56.93	50.06	51.69
10/1/2013	12/31/2013	58.55	50.25	58.48

1/1/2014	3/31/2014	61.48	54.20	60.71
4/1/2014	6/30/2014	61.29	52.97	57.62
7/1/2014	9/30/2014	61.85	54.96	60.24
10/1/2014	12/31/2014	63.49	54.26	62.58

1/1/2015	3/31/2015	62.96	54.27	60.58
4/1/2015	6/30/2015	69.82	59.65	67.76
7/1/2015	9/30/2015	70.61	50.07	60.97
10/1/2015	12/31/2015	69.03	58.53	66.03

1/1/2016	2/5/2016	64.13	54.66	57.75
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-16	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	21.19	15.43	19.64
4/1/2012	6/29/2012	20.05	12.26	14.59
7/1/2012	9/28/2012	18.50	12.29	16.74
10/1/2012	12/31/2012	19.45	15.95	19.12

1/1/2013	3/28/2013	24.47	19.32	21.98
4/1/2013	6/28/2013	27.17	20.16	24.43
7/1/2013	9/30/2013	29.50	23.83	26.95
10/1/2013	12/31/2013	31.85	26.41	31.36

1/1/2014	3/31/2014	33.52	28.78	31.17
4/1/2014	6/30/2014	32.82	28.31	32.33
7/1/2014	9/30/2014	36.44	31.12	34.57
10/1/2014	12/31/2014	39.19	31.35	38.80

1/1/2015	3/31/2015	39.15	33.72	35.69
4/1/2015	6/30/2015	40.26	35.36	38.79
7/1/2015	9/30/2015	41.04	30.40	31.50
10/1/2015	12/31/2015	35.74	30.15	31.81

1/1/2016	2/5/2016	31.70	23.29	24.35
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-17	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	87.37	76.82	86.88
4/1/2012	6/29/2012	88.00	76.92	82.57
7/1/2012	9/28/2012	95.98	82.29	95.16
10/1/2012	12/31/2012	105.33	95.02	98.47

1/1/2013	3/28/2013	105.90	99.59	103.16
4/1/2013	6/28/2013	112.01	95.68	111.75
7/1/2013	9/30/2013	119.54	109.47	111.92
10/1/2013	12/31/2013	117.29	109.23	116.42

1/1/2014	3/31/2014	123.04	109.16	121.30
4/1/2014	6/30/2014	125.90	116.10	124.05
7/1/2014	9/30/2014	128.69	118.51	123.29
10/1/2014	12/31/2014	128.96	112.42	125.62

1/1/2015	3/31/2015	129.58	111.78	127.00
4/1/2015	6/30/2015	128.70	117.86	129.43
7/1/2015	9/30/2015	134.00	111.86	121.95
10/1/2015	12/31/2015	127.39	11.50	121.18

1/1/2016	2/5/2016	119.24	101.51	107.80
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-18	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	64.79	56.88	64.49
4/1/2012	6/29/2012	67.89	55.60	61.11
7/1/2012	9/28/2012	67.04	56.76	63.10
10/1/2012	12/31/2012	65.73	53.36	58.31

1/1/2013	3/28/2013	66.94	58.96	66.50
4/1/2013	6/28/2013	74.19	63.69	72.92
7/1/2013	9/30/2013	77.93	71.48	72.45
10/1/2013	12/31/2013	78.36	70.63	77.58

1/1/2014	3/31/2014	87.80	76.06	87.00
4/1/2014	6/30/2014	89.85	79.80	89.05
7/1/2014	9/30/2014	90.00	80.43	85.58
10/1/2014	12/31/2014	93.45	76.69	91.23

1/1/2015	3/31/2015	96.71	81.84	93.24
4/1/2015	6/30/2015	99.61	90.42	95.65
7/1/2015	9/30/2015	100.52	82.77	89.20
10/1/2015	12/31/2015	97.50	84.93	95.31

1/1/2016	2/5/2016	94.26	81.38	83.57
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-19	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	32.23	27.21	31.68
4/1/2012	6/29/2012	32.98	28.58	32.16
7/1/2012	9/28/2012	35.15	31.76	34.30
10/1/2012	12/31/2012	35.46	30.96	31.94

1/1/2013	3/28/2013	34.73	32.40	33.93
4/1/2013	6/28/2013	36.40	31.99	36.15
7/1/2013	9/30/2013	38.23	35.83	36.58
10/1/2013	12/31/2013	40.83	35.69	40.40

1/1/2014	3/31/2014	43.66	38.72	42.86
4/1/2014	6/30/2014	43.92	39.86	43.32
7/1/2014	9/30/2014	43.75	40.58	41.83
10/1/2014	12/31/2014	46.10	38.10	44.95

1/1/2015	3/31/2015	45.49	40.70	43.67
4/1/2015	6/30/2015	45.29	42.14	43.40
7/1/2015	9/30/2015	46.26	38.81	41.01
10/1/2015	12/31/2015	44.58	39.28	42.67

1/1/2016	2/5/2016	41.82	37.97	40.09
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-20	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2012	3/30/2012	34.59	27.94	34.14
4/1/2012	6/29/2012	34.59	29.80	33.44
7/1/2012	9/28/2012	36.60	32.62	34.53
10/1/2012	12/31/2012	36.34	31.25	34.18

1/1/2013	3/28/2013	38.20	34.43	36.99
4/1/2013	6/28/2013	41.74	36.19	41.27
7/1/2013	9/30/2013	44.79	40.79	41.32
10/1/2013	12/31/2013	45.64	40.07	45.40

1/1/2014	3/31/2014	49.97	44.17	49.74
4/1/2014	6/30/2014	53.05	46.72	52.56
7/1/2014	9/30/2014	53.80	49.47	51.87
10/1/2014	12/31/2014	55.95	46.44	54.82

1/1/2015	3/31/2015	56.29	50.42	54.40
4/1/2015	6/30/2015	58.26	53.65	56.24
7/1/2015	9/30/2015	58.77	47.75	51.35
10/1/2015	12/31/2015	56.34	49.51	54.36

1/1/2016	2/5/2016	53.27	46.51	47.86
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.
P-21	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Delivery of the Notes will be made against payment for the Notes on Feburary 10, 2016, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Plan of Distribution” in the prospectus dated January 8, 2016. For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 8, 2016.
The value of the Notes shown on your account statement may be based on RBCCM’s estimate of the value of the Notes if RBCCM or another of our affiliates were to make a market in the Notes (which it is not obligated to do).  That estimate will be based upon the price that RBCCM may pay for the Notes in light of then prevailing market conditions, our creditworthiness and transaction costs.  For a period of approximately three months after the issue date of the Notes, the value of the Notes that may be shown on your account statement may be higher than RBCCM’s estimated value of the Notes at that time.  This is because the estimated value of the Notes will not include the underwriting discount and our hedging costs and profits; however, the value of the Notes shown on your account statement during that period is initially expected to be a higher amount, reflecting the addition of RBCCM’s underwriting discount and our estimated costs and profits from hedging the Notes.  This excess is expected to decrease over time until the end of this period.  After this period, if RBCCM repurchases your Notes, it expects to do so at prices that reflect their estimated value.
STRUCTURING THE NOTES
The Notes are our debt securities, the return on which is linked to the performance of the Reference Stocks.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Notes reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Notes at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than the secondary market rate, is a factor that reduced the initial estimated value of the Notes at the time their terms were set. Unlike the estimated value included in this pricing supplement, any value of the Notes determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the Notes than if our initial internal funding rate were used.
In order to satisfy our payment obligations under the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of any Reference Stock included in the Basket, and the tenor of the Notes.  The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate is a factor that reduced the economic terms of the Notes to you.  The initial offering price of the Notes also reflects the underwriting commission and our estimated hedging costs.  These factors resulted in the initial estimated value for the Notes on the Pricing Date being less than their public offering price.  See “Selected Risk Considerations—The Initial Estimated Value of the Notes Is Less than the Price to the Public” above.
P-22	RBC Capital Markets, LLC

Bullish Barrier Enhanced Return Notes Linked to a Basket of 10 Financial Sector Stocks, Due August 9, 2018
VALIDITY OF THE NOTES
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the Notes or the Indenture which may be limited by applicable law, to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 8, 2016, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated January 8, 2016.
In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated January 8, 2016, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated January 8, 2016.
P-23	RBC Capital Markets, LLC